Exhibit 99.4

[FORM OF PROXY]EASTERN VIRGINIA BANKSHARES, INC. 10900 NUCKOLS ROAD, SUITE 325 GLEN ALLEN, VA 23060VOTE BY INTERNET - www.voteproxy.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 20, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-PROXIES (1-800-776-9437) Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 20, 2017. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Operations Center, American Stock Transfer & Trust Company, LLC, 6201 15th Ave Brooklyn, NY 11219-9821.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: xSpecial Meeting Proxy Card THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.Proposals - The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.For Against Abstain 1. Proposal to approve the Agreement and Plan of Merger, dated as of December 13, 2016 between Southern National Bancorp of Virginia, Inc. ("SONA") and Eastern Virginia Bankshares, Inc. ("EVBS"), as amended, including the related Plan of Merger, pursuant to which EVBS will merge with and into SONA (the "Merger") 0 0 02. Proposal to approve, in a non-binding advisory vote, certain compensation that may become payable to EVBS's named executive officers in connection with the Merger 0 0 03. Proposal to adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve Proposal 1 0 0 04. In their discretion the proxy agents are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or a partnership, please sign in full corporate or partnership name by authorized officer.Signature (PLEASE SIGN WITHIN BOX) Date Signature (PLEASE SIGN WITHIN BOX) Date

KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYREVOCABLE PROXYEASTERN VIRGINIA BANKSHARES, INC.SPECIAL MEETING OF SHAREHOLDERS June 21, 2017, 3:00 p.m.Proxy Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints F.L. Garrett, III and Michael E. Fiore as proxies, each with full power to act alone and with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Eastern Virginia Bankshares, Inc. held of record by the undersigned on April 24, 2017, at the Special Meeting of Shareholders to be held at International Country Club, located at 13200 Lee Jackson Highway, Fairfax, Virginia 22033, on June 21, 2017 at 3:00 p.m., or any adjournments or postponements thereof.THIS PROXY, WHEN PROPERLY EXECUTED AND SUBMITTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE.Continued and to be signed on reverse side